Exhibit 10.2

QUIDEL CORPORATION

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made effective as of August 20, 2004 (the “Grant Date”), by and between QUIDEL CORPORATION, a Delaware corporation (the “Company”), and Caren L. Mason (“Optionee”).

A.                                   Concurrent with the execution and delivery of this Agreement, the Company and Optionee have entered into that certain Employment Agreement pertaining to Optionee’s appointment to the office of Chief Executive Officer.

B.                                     As a part of Optionee’s appointment, and effective the Grant Date, the Company has granted to Optionee, pursuant to the Company’s 2001 Equity Incentive Plan (the “Plan”), a nonstatutory stock option and incentive stock option that is intended to qualify under Section 422 of the Internal Revenue Code (collectively, the “Option”) to purchase shares of the common stock of the Company (the “Common Stock”) on the terms and conditions set forth herein.  This Agreement is intended to memorialize the terms and conditions upon which the Board of Directors granted the Option to Optionee.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                                      Grant of Option.  Optionee may, at Optionee’s election and upon the terms and conditions set forth herein, purchase all or any part of an aggregate of 450,000 shares of Common Stock (the “Optioned Shares”) at the price per share (the “Option Price”) set forth on the term sheet (the “Term Sheet”) attached as Exhibit A hereto.  The Option Price equals the fair market value of the Common Stock determined in accordance with the Plan.

2.                                      Vesting Schedule.

The Option shall vest and become exercisable as set forth in the Term Sheet.

3.                                      Exercise of Option.

(a)                                  Extent of Exercise.  The Option may be exercised at the time or after installments vest as specified in the Term Sheet with respect to all or part of the Optioned Shares covered by such vested installments, subject to the further restrictions contained in this Agreement.  In the event that Optionee exercises the Option for less than the full number of Optioned Shares included within a vested installment, Optionee shall be entitled to exercise the Option (in one or more subsequent increments) for the balance of the Optioned Shares included in said vested installment; provided, however, that in no event shall Optionee be entitled to exercise the Option for fractional shares of Common Stock or for a number of shares exceeding the maximum number of Optioned Shares.

(b)                                 Procedure.  The Option shall be deemed to be exercised when the Secretary of the Company receives written notice of exercise from or on behalf of Optionee, together with payment of the Option Price and any amounts required under Section 3(c).  The Option Price shall be payable upon exercise in (i) legal tender of the United States; (ii) capital stock of the Company delivered in transfer to the Company by or on behalf of Optionee, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if required by the Company (valued at fair market value as of the exercise date); or (iii) such other consideration as the Company may deem acceptable in any particular instance; provided, however, that the Company may, in its discretion, allow exercise of the Option in a broker-assisted or similar transaction in which the Option Price is not received by the Company until promptly after exercise.

(c)                                  Withholding Taxes.  Whenever shares of Common Stock are to be issued upon exercise of the Option, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements, as may be applicable and prior to such issuance.  The Company may, in its discretion, allow satisfaction of tax withholding requirements by accepting delivery of Common Stock.

With respect to that portion of the Option that is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), such portion of the Option will be interpreted accordingly.  Section 422 of the Code provides, among other things, that the Optionee will generally not be taxed upon the exercise of a stock option that qualifies as an incentive stock option provided the Optionee does not dispose of the shares of Common Stock acquired upon exercise of such option until the later of two years after such option is granted to the Optionee and one year after such option is exercised.  However, the amount by which the fair market value of the shares of Common Stock acquired upon exercise of such option exceeds the Option Price on the date of exercise will be included as a positive adjustment in the calculation of the Optionee’s “alternative minimum taxable income” in the year of exercise.

Notwithstanding anything to the contrary herein, Section 422 of the Code provides that incentive stock options (including, possibly, the Option) shall not be treated as incentive stock options if and to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such incentive stock options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, taking options into account in the order in which they were granted.  Thus, if and to the extent that any shares of Common Stock issued under a portion of the Option exceeds the foregoing $100,000 limitation, such shares shall not be treated as issued under an incentive stock option pursuant to Section 422 of the Code.

4.                                      Term of Option and Effect of Termination.  No portion of the Option shall vest after termination of Optionee’s employment, regardless of the reason for such termination.  In the event that Optionee shall cease to be an employee of the Company, the Option shall be exercisable, to the extent already exercisable at the date Optionee ceases to be an employee and regardless of the reason Optionee ceases to be an employee, for a period of 365 days after that date, and shall then expire and terminate.  In the event of the death of Optionee while she is an employee of the Company or within the period after termination of such status during which she is permitted to exercise the Option, the Option may be exercised by any person or persons designated by Optionee on a beneficiary designation form adopted by the administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of Optionee’s estate or by any person or persons who shall have acquired the Option directly from Optionee by her will or the applicable laws of descent and distribution.  Unless earlier terminated as provided in this Section, the Option shall automatically expire and terminate, and thereby become unexercisable, on the tenth (10th) anniversary of the Grant Date.

5.                                      Anti-Dilution Adjustments.  If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon authorization of the Board or the Compensation Committee, an appropriate and proportionate adjustment shall be made in the number or kind of Optioned Shares and the Option Price; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Board or the Compensation Committee determines that such adjustment may result in the receipt of federally taxable income to Optionee, to holders of other derivative securities of the Company or holders of Common Stock or other classes of the Company’s securities.

6.                                      Change in Control.

(a)                                  Acceleration of Vesting.  If a Change in Control (as defined below) of the Company occurs, then notwithstanding the vesting provisions of Section 2 or anything else herein to the contrary, all Optioned Shares shall automatically vest and become exercisable immediately prior to such Change in Control, if Optionee is an employee of the Company at that time or immediately prior thereto.  For purposes of this Agreement, a “Change in Control” means the following:

(i)                                     Except as provided by subparagraph (iii) hereof, the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, the Company or its subsidiaries, or any executive benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)                                  Individuals who, as of the date hereof, constitute the Board of Directors of the Company (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii)                               Approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than

(1)                                  a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or

(2)                                  a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv)                              Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company’s assets.

(b)                                 Provision for Option Upon Change in Control.  As of the effective time and date of any Change in Control, this Agreement and the Option will automatically terminate unless:  (a) provision is made in writing in connection with such transaction for the continuance of this Agreement and the Option and for the assumption of this Agreement and the Option, or for the substitution for such Option of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Agreement and the Option will continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the Option, including, without limitation, providing for the cancellation of the Option and its automatic conversion into the right to receive the securities, cash or other consideration that Optionee would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices).  If, pursuant to the foregoing provisions of this Section 6(b), this Agreement and the Option terminate by reason of the occurrence of a Change in Control without provision for any of the action(s) described in clause (a) or (b) hereof, then Optionee will have the right, at such time prior to the consummation of the Change in Control as the Board designates, to exercise or receive the full benefit of the Option to the full extent not theretofore exercised.  Further, in the event that this Agreement and the Option terminate by reason of the occurrence of a Change in Control without provision for any of the action(s) described in clause (a) or (b) hereof and Optionee has not received the full benefit of the Option, then Optionee shall have at least five (5) business days in which to exercise the Option (not including any days in which Optionee is restricted from exercising the Option or selling the Optioned Shares under applicable rules and policies of the Company).  Such five (5) business day period shall be measured from the date upon which such Option becomes fully exercisable pursuant to Section 6(a) hereof and Optionee is notified of the same.

7.                                      Delivery of Certificates.  As soon as practicable after any proper exercise of the Option in accordance with the provisions of this Agreement, the Company shall deliver to Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing such shares of Common Stock to which Optionee is entitled upon exercise of the Option.

8.                                      No Rights in Shares Before Issuance and Delivery.  Neither Optionee, her estate nor her transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a stockholder of the Company with respect to any shares issuable upon exercise of the Option, unless and until certificates representing such shares shall have been issued and delivered.  No adjustment will be made for a dividend or their rights where the record date is prior to the date such stock certificates are issued.

9.                                      Nonassignability.  The Option is not assignable or transferable by Optionee except by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order, or, in the discretion of the Company and under circumstances that would not adversely affect the interests of the Company, pursuant to a nominal transfer that does not result in a change in beneficial ownership, or as otherwise permitted by rule or interpretation of the Securities and Exchange Commission or its staff as an exception to the general proscription on transfer of derivative securities set forth in Rule 16b-3 (or any successor rule) under the Exchange Act or interpretation thereof.  In addition, during Optionee’s lifetime the Option (as a whole or in part) may also be transferred to one or more members of Optionee’s immediate family, or a partnership whose members include only Optionee and/or members of Optionee’s immediate family, or a trust for the benefit of only Optionee and/or members of Optionee’s family.  Any permitted transfer of the Option shall not prevent or otherwise modify termination of the Option and its vesting following Optionee’s termination of employment (as provided in Section 4 above) or in connection with a Change in Control (as provided in Section 6 above).  In addition, the Option shall terminate immediately if and to the extent it has been transferred to a partnership or trust as permitted above and any person who is not a member of Optionee’s immediate family becomes a member of such partnership or a beneficiary of such trust.  As used herein, Optionee’s immediate family includes only Optionee’s spouse, parents or other ancestors, and children and other direct descendants of Optionee or of Optionee’s spouse (including such ancestors and descendants by adoption).  During the lifetime of Optionee, the Option shall be exercisable only by Optionee (or Optionee’s permitted transferee(s)) or her or their guardian or legal representative.

10.                               Certain Representations and Warranties.  Optionee expressly acknowledges, represents and agrees as follows:

(a)                                  If Optionee proposes to transfer all or any part of the Option or the Optioned Shares or uses Common Stock of the Company to pay the Option Price, Optionee has been advised to consult with a competent tax advisor regarding the applicable tax consequences prior to making such transfer or utilizing such Common Stock to exercise the Option; and

(b)                                 If Optionee is (as expected) a person subject to the provisions of Section 16 of the Exchange Act, Optionee has been advised to consult with a competent federal securities law advisor as to the reporting obligations and potential liability for profits under said Section 16 with respect to the granting, exercise and transfer of the Option.

11.                               No Employment Rights or Obligations.  Nothing in the Plan or in this Agreement shall be construed to create or imply any contract of employment between the Company and Optionee.  Nothing in the Plan or in this Agreement shall confer upon Optionee any right to continue in the employ of the Company or confer upon the Company any right to require continued employment by Optionee.  Optionee acknowledges and agrees that the employment of Optionee by the Company is expressly at the will of the Company, and the Company may terminate Optionee’s employment by the Company at any time for any reason or for no reason.  Similarly, Optionee may terminate her employment with the Company at any time for any reason or for no reason.  Any questions as to whether and when there has been a termination of Optionee’s employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan, shall be determined by the Board in its sole discretion, and the Board’s determination thereof shall be final, binding and conclusive.

12.                               Governing Law.  This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice or laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

13.                               Agreement Binding on Successors.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assigns of Optionee.

14.                               Necessary Acts.  Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

15.                               Future Options.  The parties acknowledge and agree that future stock options or equity incentive awards, if any, that may be granted by the Company to Optionee shall have such terms and conditions as shall be determined by the Board of Directors or Compensation Committee and may not, for example, have the automatic acceleration of vesting provisions or extended exercise periods as are provided for in this Agreement.

IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement effective as of the Grant Date.

QUIDEL CORPORATION, a Delaware corporation		CAREN L. MASON

By:	/s/ Mark A. Pulido	By:	/s/ Caren L. Mason
Name: Mark A. Pulido		Name: Caren L. Mason
Title: Chairman of the Board of Directors

By his signature below, the spouse of Optionee, if Optionee is legally married as of the date of execution of this Agreement, acknowledges that he has read this Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement.

/s/ Jeffrey A. Mason
Spouse’s Signature

Jeffrey A. Mason
Printed Name

Dated:	August 20, 2004

By her signature below, Optionee represents that she is not legally married as of the effective date of this Agreement.

Caren L. Mason

Dated:

Exhibit A

Term Sheet

See Attached.

Notice of Grant of Stock Options	QUIDEL CORPORATION
and Option Agreement	ID: 94-2573850
10165 McKellar Court
San Diego, CA 92121

Caren Mason	Option Number: 004432
2523 Park Ridge Drive	Plan: 2001
Escondido, CA 92025	ID:

Effective 8/20/04, you have been granted a(n) Incentive Stock Option to buy 115,604 shares of QUIDEL CORPORATION (the Company) stock at $3.4600 per share.

The total option price of the shares granted is $399,969.84.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

23,121	On Vest Date	8/20/05	8/20/14
5,780	Quarterly	11/20/05	8/20/14
28,901	Quarterly	11/20/06	8/20/14
28,901	Quarterly	11/20/07	8/20/14
28,901	Quarterly	8/20/08	8/20/14

Notice of Grant of Stock Options	QUIDEL CORPORATION
and Option Agreement	ID: 94-2573850
10165 McKellar Court
San Diego, CA 92121

Caren Mason	Option Number: 004433
2523 Park Ridge Drive	Plan: 2001
Escondido, CA 92025	ID:

Effective 8/20/04, you have been granted a(n) Non-Qualified Stock Option to buy 334,396 shares of QUIDEL CORPORATION (the Company) stock at $3.4600 per share.

The total option price of the shares granted is $1,157,010.16.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

89,379	On Vest Date	8/20/05	8/20/14
22,345	Quarterly	11/20/05	8/20/14
83,599	Quarterly	11/20/06	8/20/14
83,599	Quarterly	11/20/07	8/20/14
55,474	Quarterly	8/20/08	8/20/14